THE GABELLI EQUITY TRUST INC.
ITEM 77M


On September 13, 2005, The Gabelli Equity Trust Inc. (the
"Trust") acquired substantially all of the assets of Sterling Capital Corporation ("Sterling Capital") in exchange for shares of the Trust's common stock. Sterling
Capital received shares of the Trust's common stock in a tax-free transaction pursuant to the agreement and plan of reorganization between the Trust and Sterling Capital, originally announced on May 23, 2005. Shareholders of Sterling Capital approved the reorganization at a meeting held on September 12, 2005. The Trust issued 1,978,577 shares of its common stock, valued at $9.254344 per share or 103% of its net asset value per share on the effective date of September 12, 2005, in exchange for substantially all of the assets of Sterling Capital. Former shareholders of Sterling Capital are now shareholders of the Trust and the total consideration was approximately $18.3 million.

The following are the resolutions adopted by the Board of Directors of the Trust approving the reorganization:



RESOLVED,	that (a) the transfer of all or
substantially all of the assets of
Sterling Capital Corporation
("Sterling") to The Gabelli Equity
Trust Inc. (the "Fund") in exchange
solely for shares of the Fund's
common stock and cash in lieu of
fractional shares of the Fund's
common stock, (b) the assumption by
the Fund of the stated liabilities of
Sterling, and (c) the distribution of
the Fund's common stock to the
Sterling stockholders, followed by
the termination, dissolution and
complete liquidation of Sterling (the
"Reorganization"), be, and it hereby
is, approved; and be it further

RESOLVED,	that the form of the Agreement and
Plan of Reorganization (the
"Agreement") between the Fund and
Sterling providing for the transfer
of all or substantially all of the
assets of Sterling in exchange for
shares of the Fund's common stock and
cash in lieu of fractional shares of
the Fund's common stock, in
substantially the form presented to
and discussed at the meeting, be, and
it hereby is, adopted, approved and
declared advisable, subject to such
changes as any designated officer of
the Fund, with the advice of counsel,
shall approve; and be it further

RESOLVED,	that the Chairman, the President, or
any designated officer of the Fund
be, and each of them hereby is,
authorized to execute and deliver the
Agreement on behalf of the Fund; and
be it further

RESOLVED,	that the Board hereby determines that
the provisions of Article VIII of the
Articles of Incorporation of the Fund
with respect to "Certain
Transactions" and its related
supermajority stockholder vote
requirement are not applicable to the
Reorganization; and be it further

RESOLVED,	that such number of shares of common
stock, par value $.001 per share, of
the Fund at net asset value as shall
be determined in accordance with the
terms of the Agreement by the
President and the Treasurer of the
Fund, together with the payment of
cash in lieu of fractional shares,
shall be issued by the Fund in
accordance with the terms of such
Agreement; that such shares, when
issued, shall be duly and validly
issued, and will be outstanding,
fully paid and non-assessable; and be
it further

RESOLVED,	that the designated officers of the
Fund be, and each of them hereby is,
authorized to file or cause to be
filed such Registration Statement on
Form N-14, and any amendments
thereto, with the Securities and
Exchange Commission and with any and
all state "blue sky" authorities as
the designated officers of the Fund
deem necessary or appropriate to
carry out the purposes and intent of
the foregoing resolutions; and
further

RESOLVED,	that if the securities or Blue Sky
laws of any states or any authority
administering such laws require a
prescribed form of preamble,
preambles, resolution or resolutions
in connection with the foregoing
resolution or any instrument,
statement or other document in
connection therewith, each such
preamble or resolution is hereby
adopted by the Board of Directors;
and the Secretary of the Fund be, and
he hereby is, authorized and directed
to certify the adoption of any such
preamble or resolution as though the
same was presented to this meeting
and to insert all such preambles and
resolutions in the minute books of
the Fund immediately following the
minutes of this meeting; and be it
further

RESOLVED,	that the appropriate officers of the
Fund be, and each of them hereby is,
authorized and directed to execute and
file an application with the New York
Stock Exchange or any other exchange
on which the Fund's shares are then
listed, for the listing of the
additional shares issued in the
Reorganization and to enter into any
and all agreements required in
connection with such listing; and be
it further

RESOLVED,	that the appropriate officers of the
Fund be, and each of them hereby is,
authorized and directed to obtain
confirmation from the Standard &
Poor's Division of The McGraw-Hill
Companies, Inc. and Moody's Investors
Service Inc. that the Reorganization
will have no effect on the ratings of
the Fund's outstanding preferred
stock;



RESOLVED,	that the appropriate officers of the
Fund be, and each of them hereby is,
severally authorized to execute and
deliver any certificates, instruments
and other documents, and any
amendments or supplements thereto, and
to perform such other acts as may be
required or provided for by the
Agreement and to do such other things
as they may deem necessary or
desirable in connection therewith, and
to carry out the intent and purpose of
the foregoing resolutions; and be it
further

RESOLVED,	that all actions of any kind
previously taken by the officers of
the Fund in connection with the
foregoing resolutions be, and they
hereby are, confirmed, ratified and
approved.